UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2025

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017
(614) 757-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (without par value)	CAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure

Cardinal Health, Inc. (the “Company”) is providing an update to its previously announced expectations for non-GAAP diluted earnings per share (“non-GAAP EPS”) for fiscal year 2025. The Company now expects fiscal year 2025 non-GAAP EPS to be toward the high end of its previously provided range of $7.75 to $7.90, primarily driven by continued strength within the Pharmaceutical and Specialty Solutions segment.

The Company will present at the JP Morgan 43rd Annual Healthcare Conference today, January 14, 2025, at 12:00 P.M. Eastern Time. The presentation will include comments related to this update, among other things. The Company also expects to provide further details on its expectations for fiscal year 2025 results on its second quarter earnings call on January 30, 2025. To view a live webcast of this these events, please visit our Investor Relations page at ir.cardinalhealth.com.

The company does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated.

Cautions Concerning Forward-Looking Statements
This Form 8-K contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include the risk that we may fail to achieve our strategic objectives, including the continued execution of the GMPD Improvement Plan, whether as a result of Cardinal Health Brand sales, ongoing inflationary pressures or the impact of possible tariffs on products we source or manufacture; competitive pressures in Cardinal Health's various lines of business, including the risk that customers may reduce purchases made under their contracts with us or terminate or not renew their contracts; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals, including as a result of possible legislative action; risks associated with litigation matters, including an Department of Justice investigation focused on potential violations of the Anti-Kickback Statute and False Claims Act; the risk that events outside of our control, such as weather or geopolitical events, may impact demand for our products or may cause supply shortages that impact our cost and ability to fulfill customer demand; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; the possibility that our At-Home unit goodwill could become impaired due to changes to our long-term financial plan, increases in global interest rates or unfavorable changes in the U.S. statutory tax rate. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8K reports and exhibits to those reports. This release reflects management’s views as of January 14, 2025. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date:	January 14, 2025	By:	/s/ AARON E. ALT
Aaron E. Alt
Chief Financial Officer